Exhibit 10.12

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Amendment”) is made as of the 30th day of June, 2009, among:

(a) SHILOH INDUSTRIES, INC., a Delaware corporation (“Borrower”);

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c) NATIONAL CITY BANK, as the co-lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and

(d) THE PRIVATEBANK AND TRUST COMPANY, as the co-lead arranger and syndication agent.

WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of August 1, 2008, that provides, among other things, for loans and letters of credit aggregating One Hundred Twenty Million Dollars ($120,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower’s business has experienced significant disruption as a result of the unprecedented events occurring in the automotive industry, including the bankruptcy filings of General Motors Corporation and Chrysler Group LLC (collectively, the “Auto Industry Conditions”), as well as the general downturn in the global economy;

WHEREAS, the unusual and uncertain circumstances within the auto industry, and the lack of visibility with respect to demand for autos and other factors that impact Borrower’s business make it difficult to forecast beyond a relatively short period of time with a reasonably high level of confidence; therefore, the covenants being addressed in this Amendment will continue to focus on short-term performance;

WHEREAS, Borrower anticipates that more accurate financial information regarding forecasts will be available to Borrower prior to October 31, 2009;

WHEREAS, Agent and the Lenders intend to have appraisals and field examinations conducted with respect to the assets of Borrower that will assist in the evaluation of the Companies;

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Agent and the Lenders agree as follows:

1. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Base Rate”, “Closing Commitment Amount”, “Commitment Period”, “Consolidated EBITDA”, “Eurodollar Rate”, “Fixed Charge Coverage Ratio”, “Interest Period”, “Leverage Ratio”, “Related Writing”, and “Revolving Credit Commitment” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means (a) five hundred (500.00) basis points for Eurodollar Loans, and (b) four hundred (400.00) basis points for Base Rate Loans.

“Base Rate” means a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, or (c) the Daily LIBOR Rate plus one percent (1.00%).

“Closing Commitment Amount” means Ninety-Five Million Dollars ($95,000,000).

“Commitment Period” means the period from the Closing Date to July 31, 2012, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) extraordinary or unusual non-cash losses not incurred in the ordinary course of business (but that were counted in the net income calculation for such period), in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000), (v) non-cash expenses related to the issuance of employee stock incentive options, (vi) any Related Expenses incurred during such period, (vii) non-cash charges resulting from changes in estimates or assumptions related to employee retirement and health benefit plans, and (viii) costs and expenses (including appraisal costs and fees) of Borrower incurred in connection with the Third Amendment Agreement during such period; minus (b) to the extent included in Consolidated Net Earnings for such period, non-recurring or non-cash gains not incurred in the ordinary course of business; provided that, at any time an Acquisition is made pursuant to Section 5.13 hereof, Consolidated EBITDA shall be recalculated to include the EBITDA of the acquired company (with appropriate pro-forma adjustments, reasonably acceptable to Agent and the Required Lenders, due to discontinued operations, and expenses and synergies directly related thereto) as if such Acquisition had been completed on the first day of the relevant measuring period.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the greater of (a) the quotient obtained (rounded upwards, if necessary, to the nearest  1/ 16th of 1%) by dividing (i) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters or Bloomberg (or, if for any reason such rate is unavailable from Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters or Bloomberg) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest   1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (ii) 1.00 minus the Reserve Percentage; and (b) two percent (2.00%).

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed twelve calendar months, on a Consolidated basis and in accordance with GAAP, the ratio of (a) (i) Consolidated EBITDA, minus (ii) the sum of (A) Consolidated Capital Expenditures, and (B) Capital Distributions (other than the 2008 Special Dividend); to (b) Consolidated Fixed Charges.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Eurodollar Loan shall be one month.

“Leverage Ratio” means, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed calendar month), to (b) Consolidated EBITDA (for the most recently completed twelve calendar months).

“Related Writing” means each Loan Document, each Borrowing Formula Certificate and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Lenders to make Revolving Loans, (b) the Fronting Lenders to issue and the Lenders to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and the Lenders to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Borrowing Formula, or (b) the Total Commitment Amount.

2. Additions to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Borrowing Formula” means an amount equal to the sum of the following:

(a) the aggregate of the net book value of all of the accounts receivable of Borrower, as determined in accordance with GAAP; plus

(b) the aggregate of the net book value of all of the Inventory of Borrower, as determined in accordance with GAAP; plus

(c) (i) for the period from the Third Amendment Effective Date through August 31, 2009, Forty-Five Million Dollars ($45,000,000), and (ii) for the period from September 1, 2009 and thereafter, Forty Million Dollars ($40,000,000); minus

(d) the aggregate of the net book value of all amounts due and owing on accounts payable by Borrower, as determined in accordance with GAAP.

“Borrowing Formula Certificate” means a Borrowing Formula Certificate, in the form of the attached Exhibit G.

“Daily LIBOR Rate” means, for any day, the rate per annum determined by Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Reserve Percentage on such day.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by Agent.

“Third Amendment Agreement” means that certain Third Amendment Agreement, dated as of the Third Amendment Effective Date, among Borrower, Agent and the Lenders.

“Third Amendment Effective Date” means June 30, 2009.

3. Amendment to Computation of Interest and Fees Provisions. Article II of the Credit Agreement is hereby amended to delete section 2.10 therefrom and to insert in place thereof the following:

Section 2.10. Computation of Interest and Fees. Interest on Loans, Letter of Credit fees, Related Expenses, and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

4. Amendment to Mandatory Payments Provisions. Section 2.11(c) of the Credit Agreement is hereby amended to add the following new subpart (v) thereto:

(v) Aggregate Cash Balances. If, at any time, the Companies maintain aggregate cash balances in excess of Five Million Dollars ($5,000,000) for any five consecutive calendar days, Borrower shall make a Mandatory Prepayment, on the last day of such five day period, in an amount equal to the aggregate amount of cash in excess of Five Million Dollars ($5,000,000). Notwithstanding anything in this Section 2.11 to the contrary, any Mandatory Prepayment made pursuant to this subpart (v) shall not result in a permanent reduction of the Revolving Credit Commitment.

5. Amendment to Financial Statements and Information Provisions. Section 5.3 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c) Compliance Certificate. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a), (b) and (l) of this Section 5.3, a Compliance Certificate.

6. Addition to Financial Statements and Information Provisions. Section 5.3 of the Credit Agreement is hereby amended to add the following new subsections (j), (k) and (l) thereto:

(j) Borrowing Formula. Borrower shall deliver to Agent and the Lenders, as frequently as Agent may request, but no less frequently than by 5:00 P.M. (Eastern time) on each Wednesday of each calendar week (or the next Business Day if such Wednesday is not a Business Day), (i) a Borrowing Formula Certificate (for the period ending on the Business Day prior to the date such Borrowing Formula Certificate is submitted) prepared by a Financial Officer, and (ii) an Accounts aging report and a summary Inventory report, each in form and substance satisfactory to Agent and signed by a Financial Officer.

(k) Cash Flow and Sales Forecasts and Reports. Borrower shall deliver to Agent and the Lenders, on the Third Amendment Effective Date and by no later 5:00 P.M. (Eastern time) on each Wednesday of each calendar week (or the next Business Day if such Wednesday is not a Business Day), a rolling thirteen (13) week cash flow forecast and sales forecast, each to be in form and substance acceptable to Agent and the Lenders.

(l) Monthly Financials. Borrower shall deliver to Agent and the Lenders, on the Third Amendment Effective Date and within twenty (20) days after the end of each calendar month, a monthly financial reporting package, acceptable to Agent and the Required Lenders, including, but not limited to, monthly financial statements, a reconciliation of the prior month actual results to the budget, and a variance analysis on cash flow and sales forecasts, all prepared on a Consolidated basis, in accordance with GAAP and in form and detail satisfactory to Agent.

7. Amendment to Financial Covenants. Article V of the Credit Agreement is hereby amended to delete Section 5.7 therefrom and to insert in place thereof the following:

Section 5.7. Financial Covenants.

(a) Leverage Ratio. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i) 3.00 to 1.00 on the Closing Date through January 30, 2010, (ii) 2.75 to 1.00 on January 31, 2010 through January 30, 2011, and (iii) 2.50 to 1.00 on January 31, 2011 and thereafter; provided that (A) if Borrower shall not be in compliance with this Section 5.7(a) for any period prior to November 30, 2009, such non-compliance shall not result in an Event of Default until November 30, 2009, and (B) if Borrower shall be in compliance with this Section 5.7(a) for the period ending October 31, 2009, and shall have provided evidence to Agent and the Lenders of such compliance prior to November 30, 2009, then non-compliance with this Section 5.7(a) for periods prior to October 31, 2009 shall be deemed to be waived.

(b) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 2.50 to 1.00; provided that (A) if Borrower shall not be in compliance with this Section 5.7(b) for any period prior to November 30, 2009, such non-compliance shall not result in an Event of Default until November 30, 2009, and (B) if Borrower shall be in compliance with this Section 5.7(b) for the period ending October 31, 2009, and shall have provided evidence to Agent and the Lenders of such compliance prior to November 30, 2009, then non-compliance with this Section 5.7(b) for periods prior to October 31, 2009 shall be deemed to be waived.

(c) Minimum Consolidated EBITDA. On and after the Third Amendment Effective Date, Borrower shall not suffer or permit at any time Consolidated EBITDA, as determined for the most recently completed three consecutive calendar months, to be less than:

(i) negative One Million Three Hundred Eighty-Nine Thousand Four Hundred Eighty-Three Dollars ($-1,389,483), on June 30, 2009;

(ii) negative Two Million Five Hundred Forty-Six Thousand Three Hundred Ninety-Five Dollars ($-2,546,395), on July 31, 2009;

(iii) negative Five Hundred Ninety-Three Thousand Six Hundred Ten Dollars ($-593,610), on August 31, 2009;

(iv) One Million Seven Hundred Sixty-Three Thousand Five Hundred Ninety-Two Dollars ($1,763,592), on September 30, 2009;

(v) Two Million Nine Hundred Sixty-Nine Thousand Seven Hundred Fifty-Three Dollars ($2,969,753), on October 31, 2009;

(vi) Three Million Six Hundred Sixty-One Thousand Two Hundred Ninety Dollars ($3,661,290), on November 30, 2009;

(vii) Three Million Four Hundred Seventy-Five Thousand Three Hundred Seventy-Nine Dollars ($3,475,379), on December 31, 2009; and

(viii) Two Million Eight Hundred Forty-Five Thousand Nine Hundred Seventeen Dollars ($2,845,917), on January 31, 2010 and thereafter.

8. Amendment to Acquisitions Provision. Section 5.13 of the Credit Agreement is hereby amended to add the following new proviso at the end thereof:

provided that, on and after the Third Amendment Effective Date, no Company shall effect an Acquisition without the prior written consent of Agent and the Required Lenders.

9. Amendment to Covenants. Article V of the Credit Agreement is hereby amended to add the following new Section 5.30 and Section 5.31 thereto:

Section 5.30. Banking Relationship. Until payment in full of the Obligations, Borrower shall maintain its banking and depository relationship (including, but not limited to, all Deposit Accounts and investment accounts) with one or more Lenders and all such accounts shall be subject to Control Agreements (or similar agreements); provided that Borrower may maintain up to three Deposit Accounts at Bank of America, N.A. for a period not to exceed thirty (30) days after the Third Amendment Effective Date, so long as the balance in such accounts does not, in the aggregate, exceed Fifty Thousand Dollars ($50,000) at any time.

Section 5.31. Appraisals. Borrower hereby agrees that Agent (or a representative of Agent), for the benefit of the Lenders, may (a) hire an appraisal firm to (i) conduct an appraisal of all of the Equipment of the Companies, which shall be in form and substance satisfactory to Agent, and (ii) conduct an appraisal of the Real Property of the Companies, which shall be in form and substance satisfactory to Agent, and (b) conduct a field exam with respect to the current assets of the Companies, to be in form and substance satisfactory to Agent. Borrower hereby agrees to, promptly upon demand therefor, pay all costs and expenses incurred in connection with such appraisals and field exams. Borrower agrees to cause the Companies to fully cooperate with such appraisals and field exams.

10. Amendment to Schedules. The Credit Agreement is hereby amended to delete Schedule 1 (Commitment of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

11. Addition to Exhibits. The Credit Agreement is hereby amended to add a new Exhibit G (Borrowing Formula Certificate) thereto in the form of Exhibit G hereto.

12. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

(a) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement;

(b) deliver to Agent and the Lenders the financial reports required to be delivered pursuant to Section 5.3 (k) and (l) of the Credit Agreement;

(c) pay an amendment fee to Agent, for the pro rata benefit of the Lenders that shall have executed and delivered this Amendment to Agent on or before 1:00 P.M. (Eastern time) on June 30, 2009 (each an “Approving Lender”), in an amount equal to twenty-five (25.00) basis points multiplied by the aggregate amount of the Commitments (effective as of the Third Amendment Effective Date) of the Approving Lenders; and

(d) pay all legal fees and expenses of Agent in connection with this Amendment.

13. Post-Closing Deliveries. No later than July 7, 2009, unless otherwise agreed to by Agent in writing, Borrower shall have delivered to Agent a Processor’s Waiver, in form and substance satisfactory to Agent, for each location where a Company maintains any Inventory with a processor, together with (a) filed appropriate U.C.C. Financing Statements to protect such Company’s interest therein, in form and substance satisfactory to Agent; and (b) evidence that proper notice has been given to all secured parties of such third party that have filed U.C.C. Financing Statements (prior to the time of the filing of the U.C.C. Financing Statement of such Company) claiming a security interest in such third party’s inventory.

14. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default will exist or occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Third Amendment Effective Date as if made on the Third Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

15. Waiver and Release. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

16. References to Credit Agreement and Ratification. Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

17. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

18. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

19. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

20. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

SHILOH INDUSTRIES, INC.

By:	/s/ Thomas M. Dugan
Thomas M. Dugan
Treasurer

NATIONAL CITY BANK, as Agent and as a Lender

By:	/s/ Robert S. Coleman
Robert S. Coleman
Senior Vice President

THE PRIVATEBANK AND TRUST COMPANY, as Syndication Agent and as a Lender

By:	/s/ Robert M. Walker
Robert M. Walker
Managing Director

Signature Page 1 of 2 to

Third Amendment Agreement

FIRSTMERIT BANK, N.A.

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

RBS CITIZENS, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page 2 of 2 to

Third Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Third Amendment Agreement dated as of June 30, 2009. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS.

SHILOH CORPORATION		GREENFIELD DIE & MANUFACTURING CORP.

By:	/s/ Thomas J. Stecz	By:	/s/ Thomas J. Stecz
	Thomas J. Stecz		Thomas J. Stecz
	Treasurer		Treasurer

JEFFERSON BLANKING INC.		SHILOH AUTOMOTIVE, INC.

By:	/s/ Thomas M. Dugan	By:	/s/ Thomas J. Stecz
	Thomas M. Dugan		Thomas J. Stecz
	Assistant Secretary		Treasurer

By:	/s/ Thomas J. Stecz
Thomas J. Stecz
Treasurer

Signature Page 1 of 2 to

Guarantor Acknowledgement and Agreement

SHILOH INDUSTRIES, INC. DICKSON MANUFACTURING DIVISION		LIVERPOOL COIL PROCESSING, INCORPORATED

By:	/s/ Thomas J. Stecz	By:	/s/ Thomas J. Stecz
	Thomas J. Stecz		Thomas J. Stecz
	Treasurer		Treasurer

MEDINA BLANKING, INC.		THE SECTIONAL DIE COMPANY

By:	/s/ Thomas J. Stecz	By:	/s/ Thomas J. Stecz
	Thomas J. Stecz		Thomas J. Stecz
	Treasurer		Treasurer

SECTIONAL STAMPING, INC.

By:	/s/ Thomas J. Stecz
Thomas J. Stecz
Treasurer

Signature Page 2 of 2 to

Guarantor Acknowledgement and Agreement

SCHEDULE 1

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
National City Bank	29.1666666667%	$27,708,333.34	$27,708,333.34
The PrivateBank and Trust Company	29.1666666667%	$27,708,333.33	$27,708,333.33
FirstMerit Bank, N.A.	16.6666666666%	$15,833,333.33	$15,833,333.33
KeyBank National Association	12.5000000000%	$11,875,000.00	$11,875,000.00
RBS Citizens, National Association	12.5000000000%	$11,875,000.00	$11,875,000.00
Total Commitment Amount	100.0000000000%	$95,000,000	$95,000,000

S-1

EXHIBIT G

FORM OF

BORROWING FORMULA CERTIFICATE

See attached.

S-2

Shiloh Industries Inc

Weekly Working Capital Reporting

For the Period ending:

Accounts receivable
Inventory
Accounts payable

Net	—
Amendment add-on

Borrowing Formula	—
Less Letters of Credit
Less Bank debt

Excess / (deficit) Borrowing Formula	$—